JOY GLOBAL INC. ANNUAL BONUS COMPENSATION PLAN

     (1) Plan Objective. The Joy Global Inc. Bonus Plan is intended to provide annual incentives that are "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

     (2) Administration. The Human Resources Committee (the "Committee") administers the Bonus Plan and has the authority to interpret the Bonus Plan and establish rules and procedures for its administration.

     (3) Performance Period. The Performance Period for the Bonus Plan is the corporation's fiscal year or such other period designated by the Committee.

     (4) Participants. Participants include any "covered employee" as defined in Section 162(m) of the Internal Revenue Code who has been selected by the Committee to participate in the Bonus Plan during the Performance Period.

     (5) Incentive Pool. The Incentive Pool equals ten percent of Pre-Tax Income for the Performance Period. Pre-Tax Income is defined as pre-tax income adjusted to eliminate the effects of charges for restructurings, extraordinary items, discontinued operations, and cumulative effect of accounting changes, each as defined by generally accepted accounting principles. In addition, Pre-Tax Income shall exclude depreciation, amortization and other charges on the increase to fair value of inventory, intangible assets, and fixed assets with the implementation of fresh start accounting in connection with the corporation's emergence from reorganization.

     (6) Incentive Pool Allocation. At the beginning of the Performance Period, each participant is assigned a percentage of the Incentive Pool. The total allocation may not exceed 100% and the allocation to any one individual may not exceed 40%.

     (7) Size of Award. The maximum award for a participant is equal to the participant's Incentive Pool Allocation of the Incentive Pool. The Committee may use "negative discretion" to reduce or eliminate a participant's award. Under no circumstances may an Incentive Pool Allocation be increased.

     (8) Written Certification. At the end of the Performance Period, the Committee must certify in writing that the performance requirements have been achieved.

     (9) Payment of Awards. Awards may be paid immediately after Committee certification or deferred and may be paid in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

     (10) Stockholder Approval. Awards are conditioned upon stockholder approval of the material terms of the Bonus Plan.